SEMPLE & COOPER, LLP
CERTIFIED PUBLIC ACCOUNTANTS AND CONSULTANTS
2700 NORTH CENTRAL AVENUE, ELEVENTH FLOOR, PHOENIX, ARIZONA 85004

o TEL 602-241-1500
o FAX 602-234-1867 BDO SEIDMAN ALLIANCE

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C. 20549

Re: Premium Cigars International, Ltd.

We have read the statement contained in Changes in and Disagreements with Accountants on Accounting and Financial Disclosure, contained in the Form SB-2 Registration Statement of Premium Cigars International, Ltd., dated June, 1996, and are in agreement with the statements contained therein regarding Semple & Cooper, LLP.

Yours very truly,

/s/ Semple & Cooper, L.L.P.

Semple & Cooper, LLP
Phoenix, Arizona

June 23, 1997